UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 7, 2012

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Dorfstrasse 19A Baar, Switzerland	6340
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI	KY-1 1206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-Swiss and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-Swiss (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-Swiss. This report should be read in its entirety as it pertains to each of Noble-Swiss and Noble-Cayman.

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2012, Noble-Cayman, Noble Holding International Limited (the “Issuer”), a wholly-owned indirect subsidiary of Noble-Swiss and Noble-Cayman, and the underwriters named therein (the “Underwriters”) entered into an underwriting agreement with respect to the issuance and sale by the Issuer of $300 million aggregate principal amount of its 2.50% Senior Notes due 2017, $400 million aggregate principal amount of its 3.95% Senior Notes due 2022 and $500 million aggregate principal amount of its 5.25% Senior Notes due 2042 (collectively, the “Notes”) in a registered public offering under the Securities Act of 1933, as amended (the “Securities Act”). The punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Notes will be fully and unconditionally guaranteed by Noble-Cayman. On February 7, 2012, pursuant to Rule 424(b) under the Securities Act, the Issuer and Noble-Cayman filed with the U.S. Securities and Exchange Commission (the “Commission”) a Prospectus Supplement, dated February 7, 2012, to a Prospectus, dated January 31, 2011, which is part of a Registration Statement on Form S-3 (Registration Nos. 333-171965 and 333-171965-01) filed by the Issuer and Noble-Cayman with the Commission. Each of the exhibits to this Current Report on Form 8-K relate to the offering of the Notes and are hereby incorporated by reference into such Registration Statement.

Pursuant to the Underwriting Agreement, the Issuer and Noble-Cayman agreed, among other things, to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities. The Underwriting Agreement contains other terms and conditions that are generally customary for transactions of the nature of the offering.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

The Issuer expects to receive net proceeds from the sale of the Notes of approximately $1.187 billion, after deducting underwriting discounts and commissions and estimated offering expenses. The Issuer intends to transfer the net proceeds to Noble-Cayman as advances, distributions, repayment of outstanding intercompany indebtedness or a combination of these. Noble-Cayman intends to use the net proceeds to repay indebtedness outstanding under its revolving credit facilities and for general corporate purposes, including its capital expenditure program.

In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged, and may in the future engage, in other investment banking or commercial banking transactions with Noble-Swiss, Noble-Cayman and their affiliates, for which they have received or will receive customary fees and commissions. Affiliates of all of the Underwriters are lenders under Noble-Cayman’s revolving credit facility and, accordingly, will receive a portion of the net proceeds from the offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement, dated February 7, 2012, among Noble Corporation, a Cayman Islands company, Noble Holding International Limited, a Cayman Islands company, and the underwriters named therein.

5.1	—	Opinion of Baker Botts L.L.P.

5.2	—	Opinion of Maples and Calder.

8.1	—	Opinion of Baker Botts L.L.P. with respect to certain tax matters.

8.2	—	Opinion of Maples and Calder with respect to certain tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation, a Swiss corporation
Date: February 9, 2012

	By:	/s/ James A. MacLennan
James A. MacLennan
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

	By:	/s/ Alan R. Hay
Alan R. Hay
Vice President and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement, dated February 7, 2012, among Noble Corporation, a Cayman Islands company, Noble Holding International Limited, a Cayman Islands company, and the underwriters named therein.
5.1	—	Opinion of Baker Botts L.L.P.
5.2	—	Opinion of Maples and Calder.
8.1	—	Opinion of Baker Botts L.L.P. with respect to certain tax matters.
8.2	—	Opinion of Maples and Calder with respect to certain tax matters.